UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 12, 2008

Cellegy Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20850 B Quaker Pointe Drive Quakertown, PA	18951
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 529-6084

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Reorganization

On February 12, 2008, Cellegy Pharmaceuticals, Inc., a Delaware corporation (“Cellegy”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), which is filed as Exhibit 2.1 hereto, with Adamis Pharmaceuticals Corporation (“Adamis”), a Delaware corporation, and Cellegy Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Cellegy (“Merger Sub”), providing for the acquisition of Cellegy by Adamis. Pursuant to the Merger Agreement, upon the closing of the transactions contemplated in the Merger Agreement (the “Closing”), Merger Sub will merge with and into Adamis, with Adamis becoming a wholly-owned subsidiary of Cellegy and the surviving corporation in the merger.

Adamis is a privately held specialty pharmaceuticals company that is engaged in the research, development and commercialization of products for the prevention of viral infections, including influenza. Adamis currently markets and sells a line of prescription products for a variety of allergy, respiratory disease and pediatric conditions, and also owns a GMP certified independent contract packager of pharmaceutical and nutraceutical products. Adamis’ chief executive officer, Dr. Dennis Carlo, is expected to become the chief executive officer of the combined company. Dr. Carlo is a veteran of the pharmaceutical and biotechnology industry, having previously served as chief executive officer of publicly traded Immune Response Corporation, president of Telos Pharmaceuticals, and Vice President of Research and Development and Therapeutic manufacturing of Hybritech Inc. prior to its acquisition by Eli Lilly & Co.

If the merger is consummated, each Adamis stockholder will receive, in exchange for each share of Adamis common stock held by such stockholder immediately before the Closing, one (post-reverse stock split) share of Cellegy common stock (excluding in all cases dissenting shares). If the transaction is approved by Cellegy’s stockholders, before the Closing Cellegy will implement a reverse stock split of its common stock so that the outstanding Cellegy shares will be converted into a number of shares equal to the sum of 3,000,000 plus the amount of Cellegy’s net working capital at the time of the Closing divided by $0.50. Based on several assumptions that are subject to change, including, without limitation, the number of shares of Cellegy common stock outstanding immediately prior to the merger and the amount of Cellegy’s current assets and liabilities as of the end of month immediately prior to the Closing, Cellegy estimates that the reverse split will be between approximately 8.5 to 1 and 9.945 to 1. The actual amounts and percentages will depend on many factors, and actual amounts and percentages could be higher or lower.

There are currently approximately 29.8 million outstanding Cellegy shares, excluding options, warrants and convertible securities. As a result of the reverse stock split and the exchange ratio in the merger, Cellegy will experience a change in control because Adamis stockholders will own in excess of approximately 94% of the outstanding common stock of Cellegy immediately after the Merger. Cellegy estimates that its stockholders will hold between approximately 4% to 6% of the total number of outstanding shares of the combined company immediately after the merger, although the precise percentages are subject to a number of contingencies, and actual percentages could be lower. Adamis currently has approximately 50,000,000 shares outstanding, excluding options, warrants and convertible securities.

The transaction was unanimously approved by the boards of directors of both companies and is anticipated to close during the second or third quarter of 2008, subject to the filing of a registration statement and proxy statement with the Securities and Exchange Commission, the approval of Adamis’ and Cellegy’s respective stockholders at stockholder meetings following distribution of a definitive proxy statement, and satisfaction of other closing conditions. The combined company expects to continue to be publicly traded after completion of the merger, although under a different corporate name.

The Merger Agreement also contains a number of customary representations, warranties, covenants and closing conditions for both parties. The representations and warranties contained in the Merger Agreement (i) are made for the purposes of allocation of risk between the parties and as conditions to closing, (ii) may be subject to exceptions in the disclosure schedules provided in accordance with the Merger Agreement, and (iii) are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors. The covenants of the parties include, among other provisions, non-solicitation provisions restricting Cellegy’s and Adamis’ rights to negotiate or enter into other acquisition or sale transactions before the Closing, subject to limited exceptions.

In addition, the Merger Agreement contains certain termination rights for both Cellegy and Adamis, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee of $150,000. Both parties have the right to terminate the Merger Agreement if the merger is not consummated by (i) August 31, 2008, if the Securities and Exchange Commission (“SEC”) does not review the registration statement and (ii) if the SEC does review the registration statement then September 30, 2008, so long as the terminating party is not in breach of the Merger Agreement and such breach is a principal failure of the merger to occur by such date.

Cellegy anticipates that in connection with the Closing, directors selected by Adamis would assume a majority of the positions on Cellegy’s board of directors. Richard C. Williams, Cellegy’s Chairman and Interim Chief Executive Officer, and current Cellegy directors John Q. Adams and Robert B. Rothermel, are expected to continue as directors after the closing of the Merger.

The merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

The Merger Agreement is attached to this report as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the joint press release issued by Cellegy and Adamis announcing the transaction is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Voting Agreements

Concurrent with the execution of the Merger Agreement, Adamis and certain stockholders of Cellegy representing approximately 40% of Cellegy’s outstanding common stock entered into voting agreements. The voting agreements restrict the transfer of shares of Cellegy common stock, options and warrants by certain Cellegy stockholders and includes proxies granted by certain Cellegy stockholders to Adamis to vote their shares of Cellegy common stock in favor of the merger and other transactions contemplated by the merger and against any actions that could adversely affect the consummation of the merger.

The foregoing description of the voting agreement among Adamis and certain stockholders of Cellegy is qualified in its entirety by reference to the form of voting agreement attached hereto as Exhibit 2.2, and incorporated herein by reference.

Promissory Note

In connection with the signing of the merger agreement, Cellegy also issued to Adamis an unsecured convertible promissory note pursuant to which Cellegy agreed to lend Adamis $500,000 to provide additional funds to Adamis during the pendency of the merger transaction (the “Promissory Note”). Any principal outstanding under the Promissory Note accrues interest at 10% per annum. The Promissory Note becomes immediately due and payable in the event that the Merger Agreement is terminated by Adamis or Cellegy for certain specified reasons or on the later of (i) the sixteen month anniversary of the issue date of the Promissory Note or (ii) the date that is two business days following the first date on which certain other notes issued to Adamis by a third party have been repaid in full. If the Promissory Note is outstanding as of the Closing, the loan will convert into shares of Adamis stock, and those shares will be cancelled.

The foregoing description of the Promissory Note is qualified in its entirety by reference to the Promissory Note attached hereto as Exhibit 10.1, and incorporated herein by reference.

Additional Information about the Merger and Where to Find It

Cellegy intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus in connection with the proposed transaction. Investors and stockholders are urged to read this filing when it becomes available because it will contain important information about the transaction. Additional information is also available in a Report on Form 8-K filed by Cellegy relating to the transactions described in this press release. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, CELLEGY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain free copies of the proxy statement and other relevant documents (when they become available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at: www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the Securities and Exchange Commission by Cellegy by contacting Robert J. Caso, Cellegy’s chief financial officer, at (215) 529-6084.

Participants in the Solicitation

Cellegy’s and Adamis’ directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective companies’ stockholders in connection with the proposed transaction. Information regarding the interests of directors and executive officers in the transaction will be included in the proxy statement of the companies. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction. Additional information regarding directors and executive officers of Cellegy is also included in the company’s annual report on Form 10-K for the year ended December 31, 2006, and, when it becomes available, its annual report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission, which is available as described above. This press release does not constitute an offer of any securities for sale or the solicitation of any proxy.

Forward-Looking Statements

The foregoing statements regarding the proposed merger contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. Any of the foregoing statements regarding the acquisition, Cellegy’s business and technology, and Adamis’ business and technology that are not historical facts may be considered “forward-looking statements,” including statements regarding the acquisition, its expected benefits, and the acquisition’s anticipated timing. Cellegy has based these forward-looking statements on management’s current preliminary expectations, assumptions, estimates and projections. While Cellegy believes its expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Such risks and uncertainties relate to, among other factors: the risk that the transaction may not be completed or that the closing of the transaction may be delayed; the risk of a material adverse event affecting Cellegy; and risks relating to its continued operations. You should also review Cellegy’s discussion of risk factors and other disclosures in its Annual Report on Form 10-K for the year ended December 31, 2006 and other filings with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cellegy undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Item 8.01 Other Events.

On February 12, 2008, Cellegy issued a press release announcing the signing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of February 12, 2008, by and among Cellegy Pharmaceuticals, Inc., Cellegy Holdings, Inc., and Adamis Pharmaceuticals Corporation.

2.2	Form of Voting Agreement, dated February 12, 2008, by and among Adamis Pharmaceuticals Corporation and certain stockholders of Cellegy.

10.1	Form of Promissory Note, dated February 12, 2008, between Cellegy Pharmaceuticals, Inc. and Adamis Pharmaceuticals Corporation.

99.1	Press release dated February 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: February 12, 2008	By:	/s/ Robert J. Caso
Robert J .Caso
Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer)